    As filed with the Securities and Exchange Commission on November 21, 1996

                                                      Registration No. 333-13513

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-4
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                         HEALTH MANAGEMENT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEW YORK                         7379                           13-2770433
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                          ----------------------------

                              401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                             PAUL J. KERZ, PRESIDENT
                         HEALTH MANAGEMENT SYSTEMS, INC.
                              401 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10016
                                 (212) 685-4545
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                           --------------------------
                                 WITH A COPY TO:

                             BRUCE S. COLEMAN, ESQ.
                               COLEMAN & RHINE LLP
                           1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 840-3330
                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                              --------------------

                   CALCULATION OF ADDITIONAL REGISTRATION FEE

============================================================================================================
                                                      Proposed             Proposed
    Title of Each Class of       Amount to Be     Maximum Offering     Maximum Aggregate      Amount of
  Securities to Be Registered     Registered     Price Per Share(1)    Offering Price(1)    Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.       27,000           $15.3125              $413,437.50          $125.28
============================================================================================================


(1) Estimated pursuant to Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee, and based on the average of the high and low sales prices reported on the Nasdaq National Market of $15.3125 on November 19, 1996.

                                EXPLANATORY NOTE



        This Post Effective Amendment No. 1 is being filed to register an additional 27,000 shares of Common Stock of the Registrant which are to be issued in connection with the Merger described in the Information Statement/Prospectus included in the Registration Statement. This Post Effective Amendment also includes (i) a supplement (the "Supplement") to the Information Statement/Prospectus prepared pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, and (ii) Exhibit 10.1, which is the amendment to the Merger Agreement described in the Supplement.

                      Supplement, dated November 20, 1996,
                                       to
                       Prospectus, dated October 15, 1996,
                                       of
                         Health Management Systems, Inc.


        Effective November 20, 1996, the Merger Agreement was amended to, among other things: (i) increase the number of shares of HMS Common to be issued in the Merger to 260,000; (ii) eliminate the requirement that vested $0.25 QSM Stock Options and $0.25 QSM Warrants be exercised by their respective holders immediately prior to the Closing Date; (iii) increase the number of HMS Stock Options to be issued in connection with the Merger to 46,000 options; and (iv) increase the QSM Transaction Expenses for which HMS will reimburse QSM to a maximum of $150,000. All references in the Information Statement/Prospectus to the terms of the Merger and the transactions contemplated thereby shall be deemed to be modified to reflect the foregoing amendments.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on November 21, 1996.

                                            HEALTH MANAGEMENT SYSTEMS, INC.


                                            By:  /s/ Paul J. Kerz
                                               ---------------------------------
                                               Paul J. Kerz, President

               Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of November, 1996.

        SIGNATURE                           TITLE
        ---------                           -----

   /s/ Paul J. Kerz                         Director, Chairman, President and
-------------------                           Chief Executive Officer
 Paul J. Kerz


   /s/ Phillip Siegel                       Vice President and Chief Financial
---------------------                         and Accounting Officer
 Phillip Siegel


 *                                          Director
-------------------
 Russell L.  Carson



 *                                          Director
----------------
 William W. Neal


 *                                          Director
----------------
 Galen D. Powers


 *                                          Director
-----------------
 Richard H. Stowe

*By: /s/ Phillip Siegel
    --------------------------
        Phillip Siegel
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
10.1           Amendment No. 1 to Merger Agreement.